UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 7, 2008

Republic First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-17007 (Commission File Number)	23-2486815 (I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA  19102
(Address of principal executive offices) (Zip code)

(215)-735-4422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2008, Republic First Bancorp, Inc., a Pennsylvania corporation (“Republic First”), the holding company of Republic First Bank, and Pennsylvania Commerce Bancorp, Inc., a Pennsylvania corporation (“Pennsylvania Commerce”), the holding company of Commerce Bank/Harrisburg, entered into an Agreement and Plan of Merger (“merger agreement”).  The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, Republic First will merge with and into Pennsylvania Commerce, with Pennsylvania Commerce continuing as the surviving corporation (the “merger”).  Following the merger, Republic First Bank and Commerce Bank/Harrisburg will continue to operate as separate banking subsidiaries of the surviving corporation.  Each of the directors of Republic First has entered into a voting agreement with Pennsylvania Commerce and each of the directors of Pennsylvania Commerce has entered into a voting agreement with Republic First, in each case to vote all of his shares of Republic First common stock or Pennsylvania Commerce common stock, as applicable, for approval of the merger agreement and merger.

At the effective time and as a result of the merger, each issued and outstanding share of the common stock, $0.01 par value per share, of Republic First will be converted into the right to receive a fraction of a share of common stock, $1.00 par value per share, of Pennsylvania Commerce, based on the exchange ratio calculated in accordance with the merger agreement.  The exchange ratio will equal $10 divided by an average closing price of Pennsylvania Commerce’s common stock during a 20 trading day period prior to closing, subject to a minimum exchange ratio of 0.34 and a maximum exchange ratio of 0.38.  The exchange ratio will be subject to adjustment in the event of stock splits, stock dividends, or similar events, and may be increased at Pennsylvania Commerce’s option, in order to prevent a termination of the merger agreement based on a significant decline in the market price of Pennsylvania Commerce’s common stock.  The merger is intended to constitute a reorganization under the U.S. Internal Revenue Code and, as such, the receipt of the merger consideration by Republic First’s shareholders will generally be tax-free for U.S. federal income tax purposes.  Upon consummation of the merger, all outstanding options to acquire Republic First common stock and all securities convertible into Republic First common stock, will be assumed by Pennsylvania Commerce and be exercisable for or convertible into a number of shares of Pennsylvania Commerce stock based on the exchange ratio.

The initial board of directors of the surviving corporation will be comprised of eight of Pennsylvania Commerce’s current directors and four of Republic First’s current directors.  It is a condition to the closing of the merger that Harry D. Madonna, Chairman, President and Chief Executive Officer of Republic First and Republic First Bank, enter into an employment agreement with Pennsylvania Commerce which contemplates that Mr. Madonna will serve as Vice Chairman of Pennsylvania Commerce’s Board of Directors and continue as President and Chief Executive Officer of Republic First Bank.

Pennsylvania Commerce and Republic First have made representations, warranties and covenants in the merger agreement, including, among others, covenants to conduct their respective businesses in the ordinary course consistent with past practice between the execution of the merger agreement and consummation of the merger; not to engage in certain kinds of transactions during this period; and to use their reasonable best efforts to consummate the merger, including using their reasonable best efforts to take all steps necessary to obtain required regulatory approvals and third-party consents.  They have also made covenants to cause meetings of their shareholders to be held to consider approval of the merger agreement and merger and for their boards of directors, subject to certain exceptions, to recommend adoption and approval of the merger agreement and merger to their respective shareholders.  In addition, Republic First has agreed that neither it nor its representatives will solicit proposals relating to alternative mergers, acquisitions or similar transactions or, subject to certain exceptions, enter into discussions or negotiations concerning, or furnish non-public information in connection with, any such alternative transactions.

Consummation of the merger is subject to customary conditions, including approval of both Republic First’s and Pennsylvania Commerce’s shareholders, the registration of the offering by Pennsylvania Commerce of its common stock to the shareholders of Republic First and the listing of such stock on the NASDAQ Stock Market, the absence of any legal prohibition on consummation of the merger, obtaining required regulatory approvals, the accuracy of the representations and warranties (subject generally to a material adverse effect standard), the material performance of all covenants, the absence of material adverse effects, and the delivery of customary legal opinions as to the federal tax treatment of the merger.

The merger agreement contains certain termination rights for both Republic First and Pennsylvania Commerce, and further provides that, upon termination of the merger agreement under specified circumstances, Republic First may be required to pay Pennsylvania Commerce a termination fee of $5 million.

The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The merger agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Pennsylvania Commerce and Republic First.  The assertions embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed by the respective parties in connection with the negotiation of the terms of the merger agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that which an investor might view as material, or may have been used for purposes of allocating risk between the respective parties, rather than establishing matters as facts.  Investors should read the merger agreement together with the other information concerning Pennsylvania Commerce and Republic First that each company publicly files in reports and statements with the United States Securities and Exchange Commission (the “SEC”).

Pennsylvania Commerce and Republic First will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the SEC.  WE URGE INVESTORS TO READ THE PROXY STATEMENT/ PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/ PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov).  In addition, documents filed with the SEC by Republic First will be available free of charge by request to Republic First Bancorp, Inc., Attention: Linda Lewis, Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA  19103, (215) 735-4422, ext. 5332, and documents filed with the SEC by Pennsylvania Commerce will be available free of charge by directing a request to Ms. Sherry Richart at Pennsylvania Commerce Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA, 17111 (telephone: 800-653-6104).

The respective directors, executive officers, and certain other members of management and employees of Republic First and Pennsylvania Commerce may be participants in the solicitation of proxies in favor of the merger from the respective shareholders of Republic First and Pennsylvania Commerce.  Information about the directors and executive officers of Republic First is included in the proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on March 11, 2008, and the current report on Form 8-K filed with the SEC on July 23, 2008.  Information about the directors and executive officers of Pennsylvania Commerce is set forth in the proxy statement for Pennsylvania Commerce’s 2008 annual meeting of shareholders, as filed with the SEC on April 23, 2008. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 7, 2008, between Pennsylvania Commerce Bancorp, Inc. and Republic First Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.
Date: November 12, 2008	By: Edward J. Ryan Edward J. Ryan Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 7, 2008, between Pennsylvania Commerce Bancorp, Inc. and Republic First Bancorp, Inc.